EXHIBIT 16.1

November 26, 2013

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re:   E-Waste Systems, Inc.
        Commission File Number 333-165863

Dear Sirs:

We are in agreement with the statements being made by E-Waste Systems, Inc. in its Form 8-K dated November 26, 2013.  We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/  Sadler, Gibb & Associates, LLC
      Sadler, Gibb & Associates, LLC